                                    EXHIBIT 11

                      CAMERON ASHLEY BUILDING PRODUCTS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Thousands)

                                                     Three Months Ended    Six Months Ended
                                                    --------------------  --------------------
                                                    April 30,  April 30,  April 30,  April 30,
                                                      1997       1996       1997       1996
                                                    ---------  ---------  ---------  ---------

Average common stock outstanding                       9,239      8,846      9,151      8,786
Average options outstanding                            1,012        989      1,071      1,104
Effects of treasury stock method
  (based on exercise proceeds and tax benefits)         (814)      (718)      (830)      (773)
                                                    ---------  ---------  ---------  ---------
     Weighted average common shares outstanding        9,437      9,117      9,392      9,117
                                                    ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------

Income before extraordinary charge                    $3,058     $2,635     $4,444     $3,621
                                                    ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------

Net income                                            $3,058     $2,390     $4,444     $3,376
                                                    ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------

Income per share before extraordinary charge         $  0.32    $  0.29    $  0.47     $ 0.40
                                                    ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------

Net income per share after extraordinary charge      $  0.32    $  0.26    $  0.47     $ 0.37
                                                    ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------

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The fully diluted computation of earnings per share is not presented since fully diluted earnings per share and primary earnings per share do not differ by more than 3%.